                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A
                               (Amendment No. 1)

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): January 15, 1997
                             (November 1, 1996)





                           COMPTRONIX CORPORATION
-------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)

   Delaware                        0-17743                    63-0860282
----------------           -----------------------        --------------------
(State or other            (Commission File Number)        (I.R.S. Employer
jurisdiction of                                            Identification No.
incorporation)


  5123 Virginia Way, Unit C-22, Brentwood, Tennessee              37027
-------------------------------------------------------        -----------
      (Address of principal executive offices)                  (Zip Code)


     Registrant's telephone number, including area code:  (615) 377-3330



                               Not Applicable
--------------------------------------------------------------------------------
        (Former name or former address, if changed since last report)

Item 5.  Other Events.


     The Registrant is filing the financial statements listed in Item 7(a) to reflect certain changes thereto due to the reissuance of the Company's audited financial statements.

     This Current Report on Form 8-K/A amends and supersedes "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" of the Registrant's Current Report on Form 8-K, dated November 12, 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(a)  Financial Statements.

     Report of Independent Public Accountants

     Balance Sheets as of December 31, 1995 and 1994

     Statements of Operations for each of the years in the three-year period ended December 31, 1995

     Statements of Stockholders' Equity (Deficit) for each of the years in the three-year period ended December 31, 1995

     Statements of Cash Flows for each of the years in the three-year period ended December 31, 1995

     Notes to Financial Statements

(b)  Pro Forma Financial Information.

     Pro Forma Condensed Balance Sheet as of September 29, 1996

(c)  Exhibits.

     23  Consent of Independent Public Accountants

     99  Press Release*


*Previously filed

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
COMPTRONIX CORPORATION:

We have audited the accompanying balance sheets of Comptronix Corporation (a Delaware Corporation) as of December 31, 1995 and 1994 and the related statements of operations, stockholders' equity/(deficit) and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Comptronix Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed further in Note 14, subsequent to February 14, 1996, the date of our original report, due to the Company's second quarter 1996 performance, the Company did not meet the required EBITDA, as defined, covenant for the six months ended June 30, 1996 in its credit facility with The CIT Group/Business Credit, Inc. ("CIT"). In addition, because of the reduced level of sales, the Company's borrowings exceeded the availability computed in accordance with the lending formula. After discussions, the Company and CIT were unable to reach an agreement on terms for continued lending and a waiver of covenants in the credit agreement for the Company's second quarter performance. Therefore, on August 8, 1996, the Company filed a Voluntary Petition for Reorganization Under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court. On November 1, 1996, the Company consummated the sale of substantially all of its assets to Sanmina Corporation, pursuant to an Asset Purchase Agreement. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities as a result of the events described above.


                                                         /s/ Arthur Andersen LLP
                                                         ARTHUR ANDERSEN LLP



Nashville, Tennessee
February 14, 1996 (except for Note 14, to which the date is November 1, 1996)

                            COMPTRONIX CORPORATION

                                BALANCE SHEETS

                                    ASSETS



                                                                     December 31,
                                                               -----------------------
                                                                 1995           1994
                                                               -----------------------
                                                                    (in thousands)
Current Assets:
  Cash                                                         $    225       $    397
  Accounts receivable - trade, net of allowances of
    $165 and $751 for 1995 and 1994, respectively                13,042         13,683
  Inventories                                                    18,165         16,119
  Prepaid expenses and other assets                                 822            570
                                                               -----------------------
          Total current assets                                   32,254         30,769
                                                               -----------------------
Property, plant and equipment, including assets under
  capital leases:
   Land                                                             295            295
   Buildings and improvements                                     7,366          7,395
   Construction in progress                                         177            168
   Machinery and equipment                                       32,818         33,369
                                                               -----------------------
                                                                 40,656         41,227
   Less accumulated depreciation and amortization               (26,344)       (23,508)
                                                               -----------------------
                                                                 14,312         17,719
                                                               -----------------------

Deferred financing costs and other, net                           1,145          1,988
                                                               -----------------------
   Total assets                                                $ 47,711       $ 50,476
                                                               =======================

                                 (continued)

                             COMPTRONIX CORPORATION

                                 BALANCE SHEETS

                 LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)



                                                                               December 31,
                                                                         -----------------------
                                                                           1995            1994
                                                                         -----------------------
                                                                              (in thousands)
Current liabilities:
   Current maturities of long-term debt                                  $  1,559         $2,517
   Accounts payable                                                         8,158          7,474
   Accrued payroll and related expenses                                       876          1,034
   Accrued interest                                                           845            947
   Other payables and accruals                                              2,425          1,615
                                                                         -----------------------
           Total current liabilities                                       13,863         13,587
Long-term debt, excluding current maturities                               17,098         16,380
Subordinated convertible debentures                                        29,230         34,500

Commitments and contingencies

Stockholders' equity/(deficit):
   Redeemable convertible preferred stock Series A-6%
      dividend - no par value per share; authorized
      5,000,000 shares, issued and outstanding 1,899,319
      shares in 1995 plus $286 dividend accretion,
      1,274,787 shares in 1994 plus $203 dividend
      accretion (stated at liquidation preference value
      of $10.00 per share)                                                 19,279         12,951
   Common stock - par value $.01 per share; authorized
      50,000,000 shares, issued and outstanding 13,298,410
      and 11,153,194 shares in 1995 and 1994, respectively                    133            111
   Unearned compensation - restricted stock                                  (390)          (375)
   Additional paid-in capital                                              30,139         30,248
   Accumulated deficit                                                    (61,641)       (56,926)
                                                                         -----------------------
      Total stockholders' deficit                                         (12,480)       (13,991)
                                                                         -----------------------
      Total liabilities and stockholders' equity/(deficit)               $ 47,711        $50,476
                                                                         =======================

                See accompanying notes to financial statements.

                             COMPTRONIX CORPORATION

                            STATEMENTS OF OPERATIONS


                                                                  Years Ended December 31,
                                                    ---------------------------------------------------
                                                      1995                  1994                  1993
                                                    ---------------------------------------------------
                                                           (in thousands, except per share data)
Sales                                               $92,211              $119,998              $184,137
Cost of sales                                        85,954               117,894               181,010
                                                    ---------------------------------------------------
   Gross profit                                       6,257                 2,104                 3,127
                                                    ---------------------------------------------------
Marketing, general and
   administrative expenses                            5,847                 6,555                 7,227
Interest expense                                      3,870                 4,588                 5,417
Interest income                                         (15)                 (107)               (1,048)
Loss on sale of San Jose division                         -                 5,535                     -
Settlement with Exicom                                    -                     -                 1,837
Other expense                                           194                    97                   935
                                                    ---------------------------------------------------
                                                      9,896                16,668                14,368
                                                    ---------------------------------------------------
   Net loss                                          (3,639)              (14,564)              (11,241)
Dividend in kind on preferred stock                   1,076                   760                   162
                                                    ---------------------------------------------------

   Net loss applicable to common shares             $(4,715)             $(15,324)             $(11,403)
                                                    ===================================================

   Net loss per common share                        $  (.36)             $  (1.38)             $  (1.04)
                                                    ===================================================

                 See accompanying notes to financial statements

                             COMPTRONIX CORPORATION

                  STATEMENTS OF STOCKHOLDERS' EQUITY/(DEFICIT)

                 YEARS ENDED DECEMBER 31, 1993, 1994, AND 1995




                                                              Redeemable
                                          Redeemable          Convertible               Unearned
                                          Convertible          Preferred              Compensation  Additional
                                           Preferred       Stock Issued and   Common   Restricted    Paid-In   Accumulated
                                      Stock To be Issued      Outstanding      Stock     Stock       Capital     Deficit      Total
                                      ---------------------------------------------------------------------------------------------
                                                                                  (in thousands)
Balance, December 31,1992                  $ 10,500           $     -         $109       $   -       $29,019    $(30,199)  $  9,429
Issuance of common stock to lenders               -                 -            1           -           399           -        400
Options exercised                                 -                 -            -           -           126           -        126
Issuance of Series A preferred stock        (10,500)           12,275            -           -             -           -      1,775
Series A preferred stock dividend                 -               162            -           -             -        (162)         -
Net loss                                          -                              -           -             -     (11,241)   (11,241)
                                      ---------------------------------------------------------------------------------------------
Balance, December 31, 1993                        -            12,437          110           -        29,544     (41,602)       489
Issuance of common stock                          -                 -            -           -            34           -         34
Series A preferred stock dividend                 -               760            -           -             -        (760)         -
Conversion of Series A preferred
  stock to common stock                           -              (246)           -           -           246           -          -
Issuance of restricted common stock               -                 -            1           -           424           -        425
Unamortized restricted common stock               -                 -            -        (375)            -           -       (375)
Net loss                                          -                 -            -           -             -     (14,564)   (14,564)
                                      ---------------------------------------------------------------------------------------------
Balance, December 31, 1994                        -            12,951          111        (375)       30,248     (56,926)   (13,991)
Issuance of preferred stock and common
  stock in exchange for debentures                -             5,270           21           -          (196)          -      5,095
Series A Preferred Stock Dividend                 -             1,076            -           -             -      (1,076)         -
Conversion of Series A Preferred
  Stock Dividend                                  -               (18)           -           -            18           -          -
Issuance of restricted common stock               -                 -            1         (66)           65           -          -
Unamortized restricted common stock               -                 -            -          51             4           -         55
Net Loss                                          -                 -            -           -             -      (3,639)    (3,639)
                                      ---------------------------------------------------------------------------------------------
Balance, December 31, 1995            $           -           $19,279         $133       $(390)      $30,139    $(61,641)  $(12,480)
                                      =============================================================================================

See accompanying notes to financial statements.

                             COMPTRONIX CORPORATION

                            STATEMENTS OF CASH FLOWS


                                                                  Years Ended December 31,
                                                        --------------------------------------------
                                                          1995             1994               1993
                                                        --------------------------------------------
                                                                       (in thousands)
Cash flows from operating activities:
   Net loss                                             $(3,639)        $(14,564)           $(11,241)
   Adjustments to reconcile net loss to net cash
      provided by operating activities:
          Loss on sale of San Jose division                   -            5,535                   -
          Non-cash expenses settled with
             preferred stock                                  -                -               1,775
          Depreciation and amortization                   4,971            5,660               8,918
          Bad debt provision                               (586)             171                 238
          Provision for inventory reserves and
             asset retirements                                -                -               7,244
          Decrease in accounts receivable - trade         1,227            4,636              13,467
          Decrease in income tax refund receivable            -              229               6,731
          (Increase) decrease in inventories             (2,046)           5,748              15,442
          (Increase) decrease in prepaid expenses
             and other assets                              (252)             492                (835)
          Increase (decrease) in accounts payable           684            1,442             (22,725)
          Decrease in accrued payroll and
             related expenses                              (158)            (128)             (1,259)
          Increase (decrease) in other payables
             and accruals                                   708           (2,281)                 14
                                                        -------         --------            --------
             Net cash provided by operating activities      909            6,940              17,769
                                                        -------         --------            --------


Cash flows from investing activities:
   Capital expenditures, net                               (841)            (433)             (1,085)
   Proceeds from sale of San Jose division                    -            6,400                   -
                                                        -------         --------            --------
             Net cash provided by (used in)
                investing activities                       (841)           5,967              (1,085)
                                                        -------         --------            --------

                                  (Continued)

                             COMPTRONIX CORPORATION

                            STATEMENTS OF CASH FLOWS

                                  (CONTINUED)



                                                              Years Ended December 31,
                                                     ------------------------------------------
                                                       1995             1994             1993
                                                     ------------------------------------------
                                                                   (in thousands)
Cash flows from financing activities:
   Payment of settlement and restructuring costs           -                -            (3,932)
   Payment of loan costs                                   -                -              (601)
   Net payments on revolving line of credit                -                -           (19,973)
   Net proceeds (payments) on new revolving line
       of credit                                       2,337           (9,262)           21,006
   Proceeds from issuance of other long-term debt          -                -             9,200
   Principal payments on other long-term debt         (2,577)          (4,179)          (21,661)
   Proceeds from issuance of common stock                  -               34               126
                                                     -------         --------          --------
   Net cash used in financing activities                (240)         (13,407)          (15,835)
                                                     -------         --------          --------
       Net increase (decrease) in cash                  (172)            (500)              849
Cash at beginning of period                              397              897                48
                                                     -------         --------          --------
Cash at end of period                                $   225         $    397          $    897
                                                     =======         ========          ========



SUPPLEMENTAL DISCLOSURES:
Cash paid for:
   Interest                                          $ 3,972         $  4,728          $  5,281
Noncash investing and financing activities:
   Common stock issued for financing costs                 -                -               400
   Issuance of Series A preferred stock                1,076              760                 -
   Issuance of restricted common stock                    66              425                 -
   Issuance of preferred stock and common stock
       in exchange for debentures                      5,270                -                 -

                See accompanying notes to financial statements.

                             COMPTRONIX CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993


NOTE 1  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company (a Delaware corporation) is engaged in the contract manufacturing and testing of products and assemblies for use in the computer, communications, medical, instrumentation, consumer and peripherals industries throughout the United States. The Company currently has two operating facilities in Guntersville, Alabama and a facility in Empalme, Sonora, Mexico.

Results of Operations

The Company has incurred operating losses for the last seven years. The Company has had to seek, from time to time, waivers of certain of the covenants contained in the credit agreement with CIT to continue borrowing under such agreement and to avoid potential acceleration of the indebtedness outstanding. Management has implemented plans and strategies intended to increase sales, gross margins, and to further control costs while improving operating efficiencies. Further, the Company has taken steps to diversify its customer base to reduce, to some extent, the vulnerability it experienced as a result of decreased shipments to the personal computer and medical capital equipment industries. It has been the Company's experience that a substantial portion of its revenues comes from its customer base on a recurring basis, but that new business is an important source of revenue to counteract conditions applicable to that recurring base of revenue. The Company has reduced its fixed costs and reorganized its manufacturing overhead personnel into business teams to improve productivity while still enabling the Company to provide quality manufacturing services to its customers.

Revenue Recognition

Revenue from product sales to customers is recognized when the units are shipped.

Inventories

Inventories include material, labor and overhead and are stated at the lower of cost or market using the first-in, first-out (FIFO) method. Recoverable costs incurred in connection with the start-up of new projects, which are not in excess of estimated realizable values, are deferred and amortized over the life of the contract.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation is computed by the straight-line method over five to seven years for machinery and equipment and 19 years for buildings and improvements, including leasehold improvements. Depreciation includes the amortization of assets under capital leases.

Expenditures for repairs and maintenance are charged against income as incurred. The Company removes the costs and related allowances from the accounts for properties sold or retired, and any resulting gains or losses are included in other income (expense).

Deferred Financing Costs

Deferred financing costs are amortized on a straight-line basis over the terms of the related loans.

Accrued Liability for Employee Insurance Claims

The Company is self-insured for medical claims and certain workmen's
compensation claims.   The estimated liability for incurred claims is based
primarily on historical payment experience on an individual claim basis and an estimate for unreported claims. Predetermined loss limits have been insured to limit the Company's per occurrence liability.

Income Taxes

The Company has adopted SFAS No. 109 for the financial reporting of income taxes. The statement generally requires the Company to record deferred income taxes for the differences between book and tax bases in its assets and liabilities.

Concentration of Credit Risks

The Company's credit risks relate primarily to accounts receivable. Accounts receivable consist primarily of amounts due from original equipment manufacturers for units shipped. The Company's customers are located throughout the United States. The Company performs credit evaluations of its customers and maintains allowances for doubtful accounts on these accounts receivable. See Note 12 for information regarding major customers.

Losses Per Share

Losses per common share are computed on the basis of the weighted average number of common shares outstanding. Common stock equivalents are not included in each period as inclusion of their effect would be antidilutive. Fully diluted earnings per share, which considers common stock equivalents and convertible subordinated debentures, is not presented as it is antidilutive for each year.

Weighted average shares used in the computation of losses per share for the years ended December 31, 1995, 1994, and 1993 were 13,135,000, 11,081,000 and
10,966,000, respectively.

Use of  Estimates

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2  DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts and estimated fair values of financial instruments were as follows as of December 31, 1995:


                                       Carrying Amount      Fair Value
                                       ---------------      ----------
Long-term debt                             $18,657            $18,657

Subordinated convertible debentures        $29,230            $15,200

The carrying amount of long-term debt is assumed to approximate fair value as substantially all of it bears interest at a floating rate. The fair value of the subordinated convertible debentures was determined by obtaining quotes from dealers.

NOTE 3  INVENTORIES

Inventories consist of the following:


                                                                December 31,
                                                             ------------------
                                                              1995        1994
                                                             ------------------
                                                               (in thousands)
            Raw materials                                    $13,589    $11,601
            Work in process and finished goods                 6,030      5,608
            Reserve for excess and obsolete material          (1,454)    (1,090)
                                                             ------------------
                                                             $18,165    $16,119
                                                             ==================

The Company has incurred certain start-up costs that are assignable to units not yet produced. The aggregate amount incurred, which is included in work-in-process, is approximately $200,000 and $300,000 as of December 31, 1995 and 1994, respectively.

NOTE 4   NOTES PAYABLE AND LONG-TERM DEBT

A summary of long-term debt is as follows:


                                                               December 31,
                                                       ----------------------------
                                                        1995                  1994
                                                       ----------------------------
                                                              (in thousands)
Industrial Development Revenue bonds, 10 year
  amortization at rates ranging from 7.5% to 8.7%,
  secured by buildings and equipment, principal and
  interest payments are due quarterly                  $   640              $   960

Revolving line of credit at prime plus 1 1/2%           14,080               11,747

Equipment term loan at prime plus 1 3/4% due in
  20 quarterly installments beginning June 1, 1994,
  secured by equipment                                   2,500                3,700

Senior Notes at 10%, due in quarterly payments of
  principal and interest, final maturity in 1995,
  secured by certain equipment                               -                  990

Bank Loan at prime plus 2% due in 24 monthly
  installments, beginning November 1, 1995, with a
  lump sum payment on November 1, 1997, secured by
  real property                                          1,437                1,500
                                                       -------              -------

Total long-term debt                                    18,657               18,897

Current maturities                                      (1,559)              (2,517)
                                                       -------              -------

Total long-term debt, excluding current maturities     $17,098              $16,380
                                                       =======              =======

Maturities of long-term debt, in thousands, are as follows:


                   1996             $ 1,559
                   1997              16,998
                   1998                 100
                                    -------
                   Total            $18,657
                                    =======

The prime rate was 9.0% and 8.5% at December 31, 1995, and 1994, respectively. The Company does not currently have any interest rate cap or swap agreements in place.

In November 1993, the Company obtained a new credit facility with The CIT Group/Business Credit, Inc. The new credit facility consists of a $34.0 million revolving line of credit secured by accounts receivable and inventory maturing in November 1998 and a $6.0 million five-year term loan secured by equipment. The borrowings under the revolving line of credit are limited to 85% of the Company's eligible accounts receivable and 50% of the Company's eligible inventory (a total availability of $15.2 million at December 31, 1995). CIT has also provided a $.3 million letter of credit for a certain vendor which reduces the Company's line of credit. Following the sale of the Company's San Jose division in October of 1994, the Company made additional payments of $4,561,000 on the revolver, and $1,400,000 on the term loan. The agreement also contains various financing covenants which limit the Company's ability to incur additional indebtness, purchase and dispose of equipment and declare or pay cash dividends. In March of 1996, the Company amended the credit agreement with CIT based upon the Company's 1996 business plan. The amended loan agreement added new covenants for earnings before interest, income taxes, depreciation and amortization (EBITDA) and a fixed charge coverage ratio as follows:

EBITDA:

The Company shall have EBITDA for the applicable periods below of not less than:


Fiscal Period                                          EBITDA
-------------                                          ------
For the three (3) months ending March 31, 1996       $  500,000
For the six (6) months ending June 30, 1996          $2,000,000
For the nine (9) months ending September 30, 1996    $4,000,000

Fixed Charge Coverage Ratio:

The Company shall have at all times during the applicable fiscal periods below, a Fixed Charge Coverage Ratio of not less than:


Fiscal Periods                                         Ratio
--------------                                         -----
For the twelve (12) months ending December 31, 1996  1.0 to 1

For the twelve (12) months ending March 31, 1997
and for the twelve (12) months ending on each
fiscal quarter thereafter                            1.25 to 1

Based on its current plan for 1996, the Company believes it will comply with such covenants. If it does not comply with those covenants, the Company will be required to seek a waiver of noncompliance or amendment to the agreement in order to continue borrowing under such agreement and to avoid potential acceleration of the indebtedness.

The Company also has a term loan for $3.0 million which is secured by real property. The loan balance was reduced to $1.5 million in December 1993 after the payment to the lenders of $1.5 million of the income tax refund proceeds.

The Company believes that cash generated from operations together with proceeds of the new CIT credit facility described above should be sufficient for the Company to meet its obligations during 1996, including debt settlement and trade creditor obligations.

In connection with the financing agreements, The CIT Group/Business Credit, Inc. was granted a warrant to purchase 100,000 shares of the Company's common stock at a price of $4.50 per share, expiring November 1998. No value has been assigned to the warrant as the exercise price was equivalent to the market price of the warrant on the grant date.

In addition, as part of its credit agreement restructuring costs in March 1993, the Company issued an aggregate of 50,000 shares of common stock to its former bank lenders and 50,000 shares of common stock to its term lenders. The term lenders also were granted a warrant to purchase 50,000 shares at $4.00 per share exercisable for five years. The value of the shares of approximately $400,000 is being amortized over the life of the credit agreements. The portion associated with the retired bank debt has been fully amortized. The senior lenders were granted an additional 50,000 warrants following the sale of the San Jose division. The warrants were issued at $1.50 per share and expire October 12, 1999.

The Company's two buildings and the majority of its machinery and equipment in Guntersville are leased by the Company under two industrial revenue bond financings. The 1987 bonds are held by a third-party and reflected as debt outstanding above. The Company has the option to purchase the facility under this lease for $18,000 in 1997. The other bond issue was induced in 1991 and completed in 1993, and the bonds were purchased by the Company and pledged to its bank lenders. The respective investment in the bonds and the related lease obligations together with the related interest income and expense have been netted in the accompanying financial statements. The facility leased under this bond issue can be purchased in 2008 for nominal consideration. Nominal additional payments are required at maturity for the equipment under capital lease.

The Company is contingently liable under a letter of credit in the amount of approximately $1,007,600 issued by one of its bank lenders as additional collateral for an Industrial Development Revenue Bond.

NOTE 5  PREFERRED STOCK

On May 12, 1989, the Company's stockholders approved a class of 5,000,000 shares of Preferred Stock which may be issued in one or more series with such rights, preferences, privileges and restrictions as the Board of Directors may determine.

On December 17, 1993, the Company issued 1,050,000 shares of Series A redeemable convertible preferred stock, without par value, in settlement of the class action lawsuit and 175,000 shares pursuant to the settlement with Exicom Technologies. The stock is subject to mandatory redemption on April 1, 2003, or annual redemption at the option of the holder beginning April 1, 1998 at a price equal to $10.00 per share. The redemption may be either in cash or, in the sole discretion of the Company, in shares of common stock at the current market price on the date such shares are redeemed. The stock is convertible at $8.00 per share and carries a dividend rate of 6% payable in kind at the Company's election. In 1995, the Company recorded dividends of $1.1 million of which $286,000 had not been issued at December 31, 1995.

NOTE 6  CONVERTIBLE SUBORDINATED DEBENTURES

On March 17, 1992, the Company sold $34,500,000 of 6 3/4% convertible subordinated debentures. The debentures mature on March 1, 2002 and pay interest semi-annually at March 1 and September 1. The debentures are convertible at the option of the holder at any time prior to maturity, unless previously redeemed, into common shares at a conversion price of $11.625 (reduced from $17.75 per share as a result of the shareholder litigation settlement). The Company may redeem the debentures on or after April 1, 1998 at par plus premiums declining to par at April 1, 2001. The debentures are subordinate to all existing and future senior indebtedness, as defined in the indenture. The indenture contains certain covenants and other terms for events of default. At December 31, 1995, the Company was in compliance with such covenants.

On January 25, 1995, the company completed a privately negotiated exchange of $5,270,000 of debentures for shares of the Company's common and Series A preferred stock. This exchange provided the exchanging debenture holders an aggregate of 2,108,000 shares of common stock and 527,000 shares of Series A preferred stock.

NOTE 7  STOCK OPTION PLAN

The Company's 1985 Employee Incentive Stock Option Plan and 1989 Employee Stock Incentive Plan provide for the granting of options to purchase shares of the Company's common stock at not less than fair market value on the date of grant. The stock options issued under the plans are subject to certain terms, conditions and restrictions. The awards which may be granted include stock options, stock appreciation rights (SARs) and/or other stock based awards. The plans also provide that if there is a change in control or a potential change in control, SARs and limited SARs outstanding for at least six months, and any stock options which are not then exercisable will become fully exercisable and vested. The Company also has granted non-qualified options to certain Directors under the Company's Outside Directors Stock Option Program to purchase shares of common stock at the fair market value on the date of grant.

Option activity is summarized as follows:


                                                      Options Granted
                               ------------------------------------------------------------------
                                 $1.19       $2.25      $5.00      $10.00     $15.00
                                to $2.24    to $4.99   to $9.99  to $14.99  to $22.99
                               per share   per share  per share  per share  per share     Total
                               ------------------------------------------------------------------
Balances, December 31, 1992          -      175,188    225,488    303,813    179,350      883,839

   Granted                           -       55,600    797,803      7,000      1,000      861,403
   Canceled or expired               -      (33,263)  (189,238)  (299,813)  (180,350)    (702,664)
   Exercised                         -      (40,162)         -          -          -      (40,162)
                               ------------------------------------------------------------------


Balances, December 31, 1993          -      157,363    834,053     11,000          -    1,002,416

   Granted                     290,700      181,004    138,250          -          -      609,954
   Canceled or expired         (11,500)     (57,025)  (158,855)         -          -     (227,380)
   Exercised                         -       (9,750)         -          -          -       (9,750)
                               ------------------------------------------------------------------


Balances, December 31, 1994    279,200      271,592    813,448     11,000          -    1,375,240

   Granted                     866,764      136,600          -          -          -    1,003,364
   Canceled or expired        (179,359)    (206,307)  (730,703)   (11,000)          -  (1,127,369)
   Exercised                         -            -          -          -          -            -
                               ------------------------------------------------------------------


Balances, December 31, 1995    966,605      201,885     82,745          -          -    1,251,235
                               ==================================================================

In January 1994, the Board of Directors approved a restatement of prior amendments to the plans together with a new amendment to the 1989 Incentive Stock Option Plan to authorize an aggregate of 910,000 additional shares of common stock.

In November 1993, the Company granted a restricted stock award of 100,000 of common stock shares to its Chief Executive Officer under the 1989 Plan. These shares vest ratably over a ten year period beginning November 30, 1993 provided that his employment continues with the Company or become fully vested if there is a change in control event, as defined in his employment agreement. In May 1995, the Company granted to certain executive officers of the Company an aggregate of 20,000 shares of Common Stock pursuant to restricted stock awards under the 1989 Plan. These shares contain restrictions on transfer which lapse in annual 20% increments, with accelerated vesting upon a change of control. Compensation expense will be recognized over the vesting period for the restricted shares. Upon termination of employment, any shares which are still restricted shall revert to the Company.


NOTE 8  SALE OF THE SAN JOSE DIVISION

On October 17, 1994, the Company completed the sale of its San Jose facility to Sanmina Corporation for a purchase price of approximately $6.4 million in cash and the assumption of approximately $1.6 million in liabilities. The San Jose disposition resulted in a year to date loss of $5.1 million which includes a loss from operations from July 3, 1994 of $423,000. In addition, the Company identified certain assets to be held for sale. These assets were written down to net realizable value which resulted in a $400,000 loss.

NOTE 9  INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1995 and 1994 are as follows:



                                                                       1995                         1994
                                                                   ------------                 ------------
Current Deferred Tax Assets
   Inventory and inventory reserves                                $  1,120,207                 $    763,039
   Asset allowances and liabilities not yet tax deductible              118,038                      425,875
   Less valuation allowance                                          (1,238,245)                  (1,188,914)
                                                                   ------------                 ------------
      Net current deferred tax assets                              $          -                 $          -
                                                                   ============                 ============
Non-Current Deferred Tax Assets
   Net operating loss carry forwards                               $ 23,140,623                 $ 23,299,254
   Less valuation allowance                                         (21,889,447)                 (21,902,459)
                                                                   ------------                 ------------
      Total non-current deferred tax assets                           1,251,176                    1,396,795
                                                                   ------------                 ------------
Non-Current Deferred Tax Liabilities
   Tax in excess of book depreciation and amortization               (1,251,176)                  (1,396,795)
                                                                   ------------                 ------------
      Total non-current deferred tax liabilities                     (1,251,176)                  (1,396,795)
                                                                   ------------                 ------------
      Net non-current deferred tax liabilities                     $          -                 $          -
                                                                   ============                 ============

No income tax expense has been recorded as of December 31, 1995, 1994 and 1993 due to the losses from operations. A valuation allowance has been recorded equal to the remaining deferred tax assets after considering deferred tax assets that can be realized through offsets to existing taxable temporary differences. The tax operating loss carry forwards begin expiring in 2004.

NOTE 10  COMMITMENTS AND CONTINGENCIES

The Company leases certain facilities under operating leases and has other operating leases for automobiles and office equipment. The future minimum lease payments under the facilities and automobile leases are as follows (in thousands):


          1996           $110
          1997             84
          1998             66
          1999             22

The minimum payments for the office equipment is not material. The Company's rental expense related to operating leases was approximately $1,242,000 in 1995, $1,764,000 in 1994 and $1,968,000 in 1993.

The Company has an employment agreement with its chief executive officer which includes a non-compete agreement and provides for severance compensation for one year if terminated for any reason without cause.

The Company's Bylaws provide for indemnification of its officers and directors to the extent permitted by Delaware law. Additionally at December 31, 1995, the Company has a directors and officers liability insurance policy which provides up to $5.0 million of coverage.

The Company is involved in various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that the outcomes will not have a significant effect on the Company's financial position or results of operations.

NOTE 11  ACCOUNTING PRONOUNCEMENTS

In 1995, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards Number 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". Adoption of SFAS 121 is required for fiscal years beginning after December 15, 1995. The Company plans to adopt SFAS 121 in the first quarter of 1996 and does not expect adoption to have a material effect on the Company's financial position.

In October 1995, the FASB issued Statement No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation". This statement requires new disclosures in the notes to the financial statements about stock-based compensation plans based on the fair value of equity instruments granted. Companies also may base the recognition of compensation cost for instruments issued under stock-based compensation plans on these fair values. The Company anticipates adopting SFAS 123 in 1996, but currently does not plan to change its method of accounting for these plans.

NOTE 12  MAJOR CUSTOMERS

The Company provides contract manufacturing services to producers of electronic equipment in the computer, communication, medical, instrumentation, consumer and peripherals industries. Accordingly, the ultimate collectibility of a substantial portion of the Company's receivables are susceptible to changes in the market conditions in these industries.

Significant concentrations of sales and accounts receivable are summarized below:



                                                December 31,
                 -------------------------------------------------------------------------
                          1995                     1994                     1993
                 -------------------------------------------------------------------------
                                Accounts                Accounts                 Accounts
                   Sales       Receivable    Sales     Receivable      Sales    Receivable
                 -------------------------------------------------------------------------
                                               (in thousands)
Customer A       $ 8,482         $1,046     $13,050      $1,173       $19,510     $1,275
Customer B        14,260          3,074      12,434       4,060             -          -
Customer C         7,172             30       7,047       1,653             -          -
Customer D        11,305            696           -           -             -          -
Customer E           122              -      11,314         113        18,765        893

The Company generally does not require collateral or other security from its customers and would incur an accounting loss equal to the carrying value of the accounts receivable if its customers failed to perform according to the terms of the credit arrangement.




NOTE 13  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

The following table sets forth certain unaudited quarterly information with respect to the Company's results of operations for the years 1995 and 1994.



                                                        1995 Quarters
                                       ----------------------------------------------
                                         1st          2nd          3rd          4th
                                       ----------------------------------------------
Sales                                  $27,503      $22,737      $19,282      $22,689
Gross Profit                             2,230        1,262        1,699        1,066
Net Income (Loss)                           73       (1,599)        (532)      (1,581)
Preferred Stock Dividends                  234          277          293          272
Net Loss Applicable to Common Shares      (161)      (1,876)        (825)      (1,853)
Loss Per Common Share                    (0.01)       (0.14)       (0.06)       (0.14)

                                                        1994 Quarters
                                       ----------------------------------------------
                                         1st          2nd          3rd          4th
                                       ----------------------------------------------
Sales                                  $30,556      $33,181      $25,612      $30,649
Gross Profit (Loss)                      1,040      (1,789)          876        1,977
Net Loss                                (1,653) (a) (8,776)   (a) (3,867)        (268)
Preferred Stock Dividends                  186         189           190          195
Net Loss Applicable to Common Shares    (1,839)     (8,965)       (4,057)        (463)
Loss Per Common Share                    (0.17)      (0.81)        (0.36)       (0.04)

(a) Includes loss on sale of San Jose division of $3,500 in the second quarter and $2,000 in the third quarter.

Note 14 Events Subsequent to Balance Sheet Date

Because of the Company's second quarter 1996 performance, the Company did not meet the required EBITDA covenant for the six months ended June 30, 1996 in its credit facility with CIT. In addition, because of the reduced level of sales, the Company's borrowings exceeded the availability computed in accordance with the lending formula. After discussions, the Company and CIT were unable to reach an agreement on terms for continued lending and a waiver of covenants in the credit agreement for the Company's second quarter performance. Therefore, on August 8, 1996, the Company filed a Voluntary Petition for Reorganization Under Chapter 11 of the U.S. Bankruptcy Code in U.S. Bankruptcy Court.

On November 1, 1996, the Company consummated the sale of substantially all of its assets to Sanmina Corporation ("Sanmina"), pursuant to an Asset Purchase Agreement. The proceeds from the sale and cash on hand totaled $19.4 million. Approximately $14.3 million of such amounts was used to repay the secured creditors of the Company, and the balance (after payment of expenses) will be used to pay the claims of unsecured creditors, including holders of the Company's convertible subordinated debentures. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities as a result of the events described above. The Company recorded a special charge of $9.8 million in the third quarter of 1996 to reduce the carrying value of the related assets to realizable values from the sale or other disposal.

                             COMPTRONIX CORPORATION
                              DEBTOR-IN-POSSESSION
                       PRO FORMA CONDENSED BALANCE SHEET


                                                  September 29, 1996
                                      ------------------------------------------
                                        Actual     Adjustments(1)   Pro Forma(1)
                                      ---------    ------------     ----------
                                                    (in thousands)
Current assets:

 Cash                                 $    910        4,290(2)          $ 5,200

 Other current assets                   14,775      (13,385)                725
                                      --------                          -------
                                        15,685                            5,925

Net property and equipment               7,100       (7,100)                  -

Other assets                                 3           (3)                  -
                                      --------                          -------

 Total assets                         $ 22,788                          $ 5,925
                                      ========                          =======

Current liabilities:

 Secured debt                         $ 12,575      (12,575)            $     -

 Other current liabilities               1,317       (1,317)                  -
                                      --------                          -------
                                        13,892                                -

Liabilities subject to compromise       41,842            -              41,842

Total stockholders' deficit            (32,946)      (2,971)(2)         (35,917)
                                      --------                          -------
Total liabilities and
  stockholders' deficit               $ 22,788                          $ 5,925
                                      ========                          =======

------------------------------
        (1) On November 1, 1996, the Company sold substantially all of its assets to Sanmina Corporation for a total purchase price of approximately $17,645,000. From the proceeds, the Company retired its secured debt and existing post petition accounts payable. The balance of the proceeds and cash on hand will be available to distribute to the Company's unsecured creditors upon consummation of the Company's bankruptcy plan (net of expenses).

        (2) Reflects losses incurred between September 29, 1996 and November 1, 1996, which have been reflected above as reductions in the cash balances of the Company.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMPTRONIX CORPORATION



Date: January 14, 1996                  By: /s/ E. Townes Duncan
                                            ------------------------------
                                                E. Townes Duncan
                                                Chairman of the Board